Exhibit 99.1

CONTACT:
Polaris Industries Inc.
Media Contact:
Marlys Knutson, 763-542-0533
marlys.knutson@polarisind.com
or
Investor Contact:
Richard Edwards, 763-513-3477
richard.edwards@polarisind.com

Polaris to Realign Manufacturing Operations

Realignment expected to improve long-term competitive positioning resulting from logistical and production cost savings while expediting delivery times

MINNEAPOLIS--(BUSINESS WIRE)--May 20, 2010--In an effort to improve its long-term competitive positioning, increase operational efficiencies and position the company for future growth, Polaris Industries Inc. (NYSE: PII) today announced plans to realign its operations and refocus on its core strategic manufacturing processes. The Company will create manufacturing centers of excellence for Polaris products by enhancing the existing Roseau, Minn. and Spirit Lake, Iowa, production facilities and establishing a new facility in Mexico.

The Company is currently evaluating several possible locations in the Monterrey/Saltillo area of Mexico for the new facility. The realignment will lead to the eventual sale or closure of Polaris’ Osceola, Wis. manufacturing operations over time. The realignment allows the Company to dedicate capital for strategic investments in painting, welding and assembly operations by outsourcing certain non-strategic component manufacturing processes. The Mexico facility is expected to maintain Polaris’ industry leading quality while improving the Company’s on-time delivery to customers and provide significant savings in logistical and production costs.

“While this was a difficult decision for us, given the impact on our employees at the Osceola facility, we believe the creation of these manufacturing centers of excellence will strengthen our company over the long-term and enable us to maintain our lead in a competitive market,” said Scott Wine, CEO, Polaris Industries Inc. “Pursuing opportunities in new markets outside the United States, while concurrently evaluating our cost structure to improve our long-term competitive positioning, are key components to our growth strategy. This decision was based on a thorough review of our worldwide operations and will allow us to improve our ability to meet the quality, delivery and cost standards desired by our dealers and customers.”

The realignment of Polaris’ manufacturing footprint will strengthen the Company’s position in the powersports industry, as it will enable Polaris to have production facilities closer to customers in the southern United States and global markets the Company currently serves or expects to serve in the future. When the manufacturing realignment is completed the Company will have capabilities to manufacture ORVs (both ATVs and side-by-side vehicles), which represents more than two-thirds of the Company’s sales, in multiple locations depending on customer demand.

Snowmobile assembly will remain in the Roseau facility and Victory motorcycle assembly will remain in the Company’s Spirit Lake facility. As part of the manufacturing realignment, certain Osceola manufacturing processes will be moved into the Roseau, Spirit Lake and Mexico facilities to more effectively utilize Company resources. In addition, certain manufacturing processes and equipment are intended to be sold to suppliers whom will continue to supply components to Polaris. Other non-strategic component manufacturing operations currently performed in the Osceola facility will be outsourced. The realignment will begin immediately and is scheduled to be complete in 2012. The Company will look to have the new production facility in Mexico operational beginning in the first half of 2011.

Polaris is currently in negotiations with several suppliers to sell certain non-strategic component manufacturing processes and equipment in the Osceola facility. If successful, Polaris’ intent is that the suppliers will continue to manufacture these components in the current Osceola location. Polaris will operate the Osceola manufacturing facilities during the transition period. Upon completion of the transition, Polaris will provide the affected employees severance benefits and work closely with the Wisconsin Department of Labor and other state and local agencies to offer employment assistance and other services.

The Company expects to record pre-tax transition charges to its income statement in the range of $20 million to $25 million and incur capital expenditures up to $35 million over the next few years related to the implementation of the manufacturing realignment. The Company expects the Osceola facility exit costs, comprising largely of one-time employee termination benefits, to amount to approximately a third of the total transition charges, while the start-up costs related to the new Mexico facility and other centers of excellence will comprise the balance. Transition charges to be incurred in calendar year 2010 are expected to be in the range of $8 to $10 million. The Company’s current earnings guidance of earnings per share of $3.48 to $3.60 for the full year 2010 will not change as a result of this announcement. The realignment is expected to generate pre-tax costs and expense savings in excess of $30 million on an annual basis when the transition has been completed. The Company expects to begin realizing some of the cost savings as early as 2011.

Conference Call and Webcast

On Friday, May 21, 2010 at 10:00 AM (CT) Polaris Industries Inc. will host a conference call and webcast to discuss Polaris’ manufacturing realignment. The call will be hosted by Scott Wine, CEO. A link to the audio webcast will be posted on the Investor Relations page of the Polaris web site at www.polarisindustries.com/irhome. To listen to the conference call by phone, dial 800-374-6475 in the U.S. and Canada, or 973-200-3967 Internationally. The Conference ID is #75828289.

A replay of the conference call will be available approximately two hours after the call for a one-week period by accessing the same link on our website, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 Internationally.

About Polaris

With annual 2009 sales of $1.6 billion, Polaris designs, engineers, manufactures and markets off-road vehicles (ORVs), including all-terrain vehicles (ATVs) and the Polaris RANGER™, snowmobiles and Victory motorcycles for recreational and utility use and has recently introduced a new on-road electric powered neighborhood vehicle.

Polaris is a recognized leader in the snowmobile industry; and one of the largest manufacturers of ORVs in the world. Victory motorcycles, established in 1998 and representing the first all-new American-made motorcycle from a major company in nearly 60 years, are rapidly making impressive in-roads into the cruiser and touring motorcycle marketplace. Polaris also enhances the riding experience with a complete line of Pure Polaris apparel, accessories and parts, available at Polaris dealerships.

Polaris Industries Inc. trades on the New York Stock Exchange under the symbol “PII,” and the Company is included in the S&P Small-Cap 600 stock price index.

Information about the complete line of Polaris products, apparel and vehicle accessories are available from authorized Polaris dealers or anytime from the Polaris homepage at www.polarisindustries.com.

Except for historical information contained herein, the matters set forth in this news release, including management’s expectations regarding net income, net income per share, manufacturing realignment transition costs and savings in logistical and production costs, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations realignment initiatives, product offerings, promotional activities and pricing strategies by competitors; warranty expenses; foreign currency exchange rate fluctuations; effects of the KTM relationship; environmental and product safety regulatory activity; effects of weather; commodity costs; uninsured product liability claims; uncertainty in the retail and wholesale credit markets; changes in tax policy and overall economic conditions, including inflation, consumer confidence and spending and relationships with dealers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements.